UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective March 31, 2026, Alexandria Real Estate Equities, Inc. (“Alexandria,” or the “Company”) filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland.

The Articles Supplementary reflect the Company’s election to opt out (the “opt out”) of Section 3-804(a) of the Maryland General Corporation Law (“MGCL”), the statutory provision that requires the affirmative vote of at least two-thirds of all of the votes entitled to be cast by stockholders generally in the election of directors to remove directors. As a result of the opt-out, the Company is no longer subject to the two-thirds director-removal voting requirement under MGCL Section 3-804(a). Director removal is now governed by the Company’s charter, which provides for the removal of directors by the affirmative vote of a majority of all votes entitled to be cast on the matter.

The Articles Supplementary were approved by the Company’s Board of Directors on March 30, 2026, following the stockholder approval of a “Simple Majority Vote” proposal at the 2025 Annual Meeting of Stockholders.

The foregoing summary of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary filed as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Articles Supplementary, dated March 31, 2026, relating to Subtitle 8 of Title 3 of the Maryland General Corporation Law.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

March 31, 2026	By:	/s/ Marc E. Binda
Marc E. Binda
Chief Financial Officer and Treasurer